Exhibit 18G

                               AMENDMENT AGREEMENT

          AMENDMENT AGREEMENT (this "AGREEMENT"), dated as of December 31, 1998, to the several Note Purchase Agreements (collectively, as amended and in effect prior to the amendment effected hereby, the "EXISTING NOTE AGREEMENT" and, immediately after giving effect to the such amendment, the "AMENDED NOTE AGREEMENT"), each dated as of January 6, 1997, between Recoton Corporation, a New York corporation (the "COMPANY"), and each of the purchasers (collectively, together with their respective successors and assigns, the "NOTEHOLDERS") of the Adjustable Rate Senior Notes Due January 6, 2007 issued thereunder, is entered into as of December 31, 1998 by the Company and each of the Noteholders.

                             PRELIMINARY STATEMENT:

          The Company has requested that the Noteholders consent to the amendment of the Existing Note Agreement (to become retroactively effective as of December 31, 1998) set forth herein. Subject to the terms and conditions of this Agreement, the Noteholders are willing to amend the Existing Note Agreement as set forth herein.

                                   AGREEMENT:

1. DEFINED TERMS.

          All capitalized terms used but not specifically defined in this Agreement have the respective meanings assigned to them in, or pursuant to the provisions of, the Existing Note Agreement. As used in this Agreement, the term "TRANSACTION DOCUMENTS" means, collectively, each of this Agreement, the Amended Note Agreement, the Notes and the Subsidiary Guaranty.

2. REPRESENTATIONS AND WARRANTIES.

          The Company warrants and represents to each Noteholder that as of the Effective Date (as defined below):

          2.1 AUTHORIZATION, ETC. This Agreement has been duly authorized by all necessary corporate action on the part of the Company, and each of the Transaction Documents constitutes a legal, valid and binding obligation of the Company and each of the Subsidiaries party thereto, enforceable against the Company and such Subsidiaries, as the case may be, in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          2.2 DISCLOSURE. None of the written statements, documents or other written materials (including, without limitation, the financial statements and related certificates most recently provided to the Noteholders pursuant to paragraph 5A of the Existing Note Agreement) furnished by, or on behalf of, the Company to the Noteholders in connection with the negotiation, execution and delivery of this Agreement contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading in light of the circumstances in which they were made. There is no fact which the Company has not disclosed to the Noteholders which materially affects adversely or, so far as the Company can now foresee, will materially affect adversely the business, prospects, profits, Properties or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations set forth in the Transaction Documents.

          2.3 GOVERNMENTAL AUTHORIZATIONS, ETC. No consent, approval or authorization of, or registration, filing or declaration with, any court or administrative or governmental body is required in connection with the execution, delivery or performance by the Company of this Agreement.

          2.4 LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS.

               (a) Except for the investigation by the United States Customs Service and United States Attorney's office in Tampa, Florida disclosed in the Company's Form 10-K for the year ended December 31, 1997, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any Property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any governmental body that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and the Subsidiaries taken as a whole.

               (b) After giving effect to the amendment to be effected by
          Section 4, neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or governmental body or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, all federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations relating to the protection of the environment) of any court or administrative or governmental body, which default or violation, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and the Subsidiaries taken as a whole.

          2.5 NO DEFAULTS. No event has occurred and is continuing and no condition exists which, upon the effectiveness of the amendments provided for in this Agreement, would constitute a Default or Event of Default.

3. CONDITIONS PRECEDENT

          The amendment to be effected by Section 4 shall become retroactively effective, as of December 31, 1998, at such time as the Company and each of the Noteholders shall have executed and delivered this Agreement (the time and date of such execution and delivery is referred to herein as the "EFFECTIVE DATE"); the willingness of the Noteholders to execute and deliver this Agreement is contingent on the satisfaction of each of the following conditions (which shall be deemed to have been satisfied upon such execution and delivery; however, no such deemed satisfaction shall affect the provisions of Section 6.3):

          3.1 CONSENT OF NOTEHOLDERS. The Company and each Noteholder shall have executed and delivered a counterpart of this Agreement.

          3.2 WARRANTIES AND REPRESENTATIONS TRUE; COMPLIANCE WITH THIS
AGREEMENT.

               (A) WARRANTIES AND REPRESENTATIONS TRUE. The warranties and representations contained in Section 2 shall be true on the Effective Date with the same effect as though made on and as of that date.

               (B) COMPLIANCE WITH THIS AGREEMENT. The Company shall have performed and complied with all agreements and conditions contained herein that are required to be performed or complied with by the Company on or prior to the Effective Date, and such performance and compliance shall remain in effect on the Effective Date.

          3.3 BANK AGREEMENT. The Company shall have delivered to each Noteholder a true and correct copy of an amendment to the Bank Credit Agreement, which amendment shall be in form and substance satisfactory to each Noteholder, and pursuant to which the defined term "EBITDA" therein contained shall have been amended substantially in conformity with the amendment to the term "Consolidated EBITDA" set forth in Section 4. No "Default" or "Event of Default" under, and as defined in, the Bank Credit Agreement shall exist on the Effective Date.

          3.4 1998 NOTE PURCHASE AGREEMENT. The Company shall have delivered to each Noteholder a true and correct copy of an amendment to the Company's Note Purchase Agreement, dated as of September 1, 1998 (as amended, the "1998 NOTE PURCHASE AGREEMENT"), pursuant to which it issued $25,000,000 in aggregate principal amount of its Adjustable Rate Senior Notes Due September 1, 2008, which amendment shall be in form and substance satisfactory to each Noteholder, and pursuant to which the defined term "Consolidated EBITDA" therein contained shall have been amended substantially in conformity with the amendment to the term "Consolidated EBITDA" set forth in Section 4. No "Default" or "Event of Default" under, and as defined in, the 1998 Note Purchase Agreement shall exist on the Effective Date.

          3.5 SUBORDINATED DEBT ISSUANCE. The Company shall have delivered to each Noteholder a true and correct copy of an amendment to the Company's Securities Purchase Agreement, dated as of February 4, 1999 (as amended, the "SENIOR SUBORDINATED NOTE AGREEMENT"), pursuant to which it issued $35,000,000 in aggregate principal amount of its Senior Subordinated Notes Due February 4, 2004, which amendment shall be in form and substance satisfactory to each Noteholder, and pursuant to which the defined term "Consolidated EBITDA" therein contained shall have been amended substantially in conformity with the amendment to the term "Consolidated EBITDA" set forth in Section 4. No "Default" or "Event of Default" under, and as defined in, the Senior Subordinated Note Agreement shall exist on the Effective Date.

          3.6 EXPENSES. All fees and disbursements required to be paid pursuant to Section 6.2 shall have been paid in full, including, but not limited to, the statement for reasonable fees and disbursements of Hebb & Gitlin, the Noteholders' special counsel, presented to the Company on or prior to the Effective Date.

          3.7 PROCEEDINGS SATISFACTORY. All proceedings taken in connection with the execution and delivery of this Agreement and the transactions contemplated hereby shall be satisfactory to the Noteholders and their special counsel; and the Noteholders and their special counsel shall have received copies of such documents and papers as they may reasonably request in connection therewith.

4. AMENDMENT TO EXISTING NOTE AGREEMENT.

          Each of the Company and the Noteholders hereby consents and agrees that the defined terms "Consolidated Adjusted Cash Flow" and "Consolidated EBITDA" in paragraph 10B of the Existing Note Agreement are hereby amended and restated in their entirety to read, respectively, as follows:

          "CONSOLIDATED ADJUSTED CASH FLOW" shall mean, for any period,

                    (i) Consolidated Operating Income for such period, PLUS

                    (ii) to the extent, and only to the extent, that such amount was deducted in the computation of Consolidated Net Income for such period, the aggregate amount of depreciation and amortization of the Company and the Restricted Subsidiaries, determined on a consolidated basis for such Persons;

         PROVIDED, HOWEVER, that, if for any period prior to December
         31, 1999 Consolidated Net Income shall be reduced as a result of the establishment by the Company of a reserve for the eventual resolution of the investigation by the United States Customs Service and United States Attorney's office in Tampa, Florida disclosed in the Company's Form 10-K for the year ended December 31, 1997, there shall be added to Consolidated Net Income for such period an amount equal to such reduction (provided that the aggregate of the amounts added to Consolidated Net Income for all such periods pursuant to this proviso shall not exceed $15,000,000)."

          "CONSOLIDATED EBITDA" shall mean, for any period,

                    (i) Consolidated Net Income for such period, PLUS

                    (ii) without duplication and only to the extent deducted
               from revenues in the determination of Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoffs of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with the issuance of Debt (including the Notes), (c) depreciation and amortization expense and (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, MINUS

                    (iii) only to the extent included in the determination of
               Consolidated Net Income for such period, the sum of (a) interest income and (b) income tax credits, all determined on a consolidated basis;

         PROVIDED, HOWEVER, that, if for any period prior to December
         31, 1999 Consolidated Net Income shall be reduced as a result of the establishment by the Company of a reserve for the eventual resolution of the investigation by the United States Customs Service and United States Attorney's office in Tampa, Florida disclosed in the Company's Form 10-K for the year ended December 31, 1997, there shall be added to Consolidated Net Income for such period an amount equal to such reduction (provided that the aggregate of the amounts added to Consolidated Net Income for all such periods pursuant to this proviso shall not exceed $15,000,000)."

5. AFFIRMATION OF OBLIGATIONS.

          Except as expressly amended by this Agreement, (a) no terms or provisions of any agreement are modified or changed by this Agreement, (b) the terms and provisions of the Transaction Documents shall continue in full force and effect and (c) the terms and provisions of the Transaction Documents are hereby ratified, confirmed and approved in all respects.

6. MISCELLANEOUS.

          6.1 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and shall inure to the benefit of, the successors and assigns of the parties hereto and the holders from time to time of the Notes.

          6.2 FEES AND EXPENSES. On the Effective Date, the Company shall pay all reasonable costs and expenses of the Noteholders relating to this Agreement, including, but not limited to, the statement for reasonable fees and disbursements of the Noteholders' special counsel presented to the Company on or prior to the Effective Date. The Company will also pay, upon receipt of any statement thereof, each additional statement for reasonable fees and disbursements of the Noteholders' special counsel rendered after the Effective Date in connection with this Agreement. The obligations of the Company under this Section 6.2 shall survive the termination of this Agreement.

          6.3 SURVIVAL. All warranties, representations, certifications and covenants made by the Company in this Agreement or in any certificate or other instrument delivered by it or on its behalf under this Agreement shall be considered to have been relied upon by the Noteholders and shall survive the execution of this Agreement, regardless of any investigation made by or on behalf of any Noteholder. All such statements made herein or in any such certificate or other instrument shall constitute warranties and representations of the Company under this Agreement and the Amended Note Agreement.

          6.4 GOVERNING LAW. This Agreement shall be construed, interpreted and enforced in accordance with, and governed by, the laws of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

          6.5 SECTION HEADINGS, ETC. The titles of the Sections hereof appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof. The words "herein," "hereof," "hereunder" and "hereto" refer to this Agreement as a whole and not to any particular Section or other subdivision. References to Sections are, unless otherwise specified, references to Sections of this Agreement.

          6.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts which, collectively, show execution by each such party hereto shall constitute one duplicate original. Any party hereto may execute and deliver a counterpart of this Agreement by delivering by facsimile transmission a signature page of this Agreement signed by such party, and such facsimile signature shall be treated in all respects as having the same effect as an original signature.

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by a duly authorized officer or agent thereof, as the case may be, as of the date first above written.

                                  RECOTON CORPORATION

                                  By /s/ Arnold Kezsbom
                                    ------------------------
                                    Name:  Arnold Kezsbom
                                    Title: Vice President


                                  THE PRUDENTIAL INSURANCE COMPANY
                                  OF AMERICA

                                  By /s/ Kevin J. Kraska
                                    -----------------------------
                                     Name:  Kevin J. Kraska
                                     Title: Vice President


                                  JOHN HANCOCK MUTUAL LIFE
                                  INSURANCE COMPANY

                                  By /s/ Daniel C.  Budde
                                    ----------------------------
                                    Name:  Daniel C. Budde
                                    Title: Authorized Officer


                                  JOHN HANCOCK VARIABLE LIFE
                                  INSURANCE COMPANY

                                  By /s/ Daniel C. Budde
                                    -----------------------------
                                     Name:  Daniel C. Budde
                                     Title: Authorized Officer


The decision to participate      MELLON BANK, N.A., solely in its capacity
in this investment,              as Trustee for THE LONG-TERM INVESTMENT
any representations made herein  TRUST, (as directed by John Hancock
by the participant, and any      Mutual Life Insurance Company),
actions taken hereunder          and not in its individual capacity
by the participant has/have been
made solely at the direction of
the investment fiduciary
who has sole investment discretion
with respect to this investment.

                                  By /s/ Bernadette Rist
                                    ------------------------------
                                     Name:  Bernadette Rist
                                     Title: Authorized Signatory


                                  INVESTORS PARTNER LIFE INSURANCE COMPANY


                                   By /s/ Daniel C. Budde
                                     -----------------------------
                                      Name:  Daniel C. Budde
                                      Title: Authorized Officer

The decision to participate in
this investment,                   MELLON BANK, N.A., solely in  its capacity
any representations                as Trustee for BELL ATLANTIC MASTER
made herein by the                 TRUST, (as directed by John Hancock
participant, and any               Mutual Life Insurance Company),
actions taken hereunder            and not in its individual capacity
by the participant has/have
been made solely
at the direction of the
investment fiduciary
who has sole investment discretion with
respect to this investment.

                                  By  /s/ Bernadette  Rist
                                    ---------------------------
                                     Name:  Bernadette Rist
                                     Title: Authorized Signatory


                                  THE NORTHERN TRUST COMPANY,
                                  AS TRUSTEE FOR LUCENT TECHNOLOGIES INC.
                                  MASTER PENSION TRUST

                                  By: JOHN HANCOCK MUTUAL LIFE
                                      INSURANCE COMPANY, as Investment
                                      Manager

                                  By /s/ Daniel C. Budde
                                    -----------------------------
                                     Name:  Daniel C. Budde
                                     Title: Authorized Officer


                                  JOHN HANCOCK REASSURANCE COMPANY LTD.

                                  By /s/ Francis X. Felcon
                                    ----------------------------
                                    Name:  Francis X. Felcon
                                    Title: Second Vice President